UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Signatures	2

PURPOSE OF FILING

The purpose of this filing is to report to you that Mr. Jonathan Judge has announced that he is resigning from our Board of Directors effective immediately, due to his acceptance of a new position of employment.

(i)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 18, 2010, Jonathan Judge announced that he is resigning from our Board of Directors effective immediately. Mr. Judge also served on our Compensation & Benefits Committee and Innovation & Technology Committee. In connection with such resignation, the Board of Directors changed the size of the Board from 10 to 9.

Mr. Judge resigned his Directorship due to his acceptance of a new position of employment as the Chief Executive Officer of First Data Corporation, effective October 1, 2010. Mr. Judge is also a member of the Board of Directors of First Data Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ JEFFREY S. HURWITZ
Jeffrey S. Hurwitz
Senior Vice President, General
Counsel and Corporate Secretary

DATE: October 21, 2010

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